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                                                                      EXHIBIT 21



                     ACTIVE SUBSIDIARIES OF THE REGISTRANT
                            AS OF FEBRUARY 28, 1998

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        NAME                                                              STATE OR COUNTRY
--------------------------                                           ----------------------------
Brookwood Companies Incorporated and subsidiaries ..............                Delaware
Condo Hotel and Resort Management, Inc. ........................                Delaware
HEPGP Ltd. .....................................................                Colorado
HSC Securities Corporation......................................                Delaware
HWG 95 Advisors, Inc. ..........................................                Delaware
HWG Realty Investors, Inc. and subsidiary.......................                Delaware
Hallwood Commercial Real Estate, Inc. ..........................                Delaware
Hallwood G.P., Inc. ............................................                Delaware
Hallwood Hotels, Inc. ..........................................                Delaware
Hallwood-Integra Holding Company and subsidiaries...............                Delaware
Hallwood Investment Company.....................................          Grand Cayman Island
Hallwood Realty Corporation.....................................                Delaware
Integra Resort Management, Inc. ................................                Delaware

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